                                                                     Exhibit 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      REVLON CONSUMER PRODUCTS CORPORATION

         Revlon Consumer Products Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of
Delaware (the "GCL"), does hereby certify as follows:

         (1) The present name of the Corporation is Revlon Consumer Products
Corporation. The Corporation was originally incorporated under the name "Revlon
Products Corporation" and its original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on April 24,
1992 (as amended, supplemented and/or restated to date, the "Certificate of
Incorporation").

         (2) This Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the GCL.

         (3) This Restated Certificate of Incorporation only restates and does not further amend the provisions of the Certificate of Incorporation and there is no discrepancy between those provisions and the provisions of this Restated
Certificate of Incorporation.

         (4) The text of the Certificate of Incorporation is restated in its entirety as follows:

         FIRST: The name of the Corporation is Revlon Consumer Products
Corporation (hereinafter the "Corporation").

         SECOND: The address of the registered office of the Corporation in the
State of Delaware is 2711 Centerville Road, Suite 400, in the City of
Wilmington, County of New Castle. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation
Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the
"GCL").

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is (a) 10,000 shares of Common Stock, each having a par value of $1.00 and (b) 1,000 shares of Preferred Stock, each having a par value of $1.00 and a liquidation value of $100,000 per share (the "Series A Preferred
Stock").

         A. The designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, of such
Series A Preferred Stock, are as follows:

                                       1

         Section 1. Dividends. The holders of Series A Preferred Stock shall not be entitled to receive any dividends.

         Section 2. Liquidation Rights. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary
(collectively, a "Liquidation"), no distribution shall be made to the holders of the Corporation's common stock or any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock (collectively referred to as the "Junior Stock") unless, prior to any such distribution, the holders of the Series A Preferred Stock shall have received in cash, out of the assets of the Corporation available for distribution to its stockholders, after satisfaction of indebtedness and other liabilities (the "net assets"), whether such assets are capital or surplus, the amount of $100,000 per share for each outstanding share of Series A Preferred Stock. In the event of any Liquidation of the Corporation, after payment in cash shall have been made to the holders of shares of Series A Preferred Stock of the full amount to which they shall be entitled as aforesaid, the holders of any class of Junior Stock shall be entitled, to the exclusion of the holders of shares of Series A Preferred Stock, to share according to their respective rights and preferences in all remaining assets of the Corporation available for distribution to its stockholders.

         If the net assets distributable in any Liquidation to the holders of
Series A Preferred Stock or any class of series of stock on a parity with the
Series A Preferred Stock as to Liquidation (the "Liquidation Parity Stock") are
insufficient to permit the payment to such holders of the full preferential amounts to which they may be entitled, such assets shall be distributed ratably among the holders of the Series A Preferred Stock and such Liquidation Parity
Stock in proportion to the full preferential amount each such holder would otherwise be entitled to receive. Neither a merger or consolidation of the
Corporation with or into any other corporation or corporations nor a sale, conveyance, exchange or transfer of all or any part of the assets of or property of the Corporation shall be deemed to be a Liquidation within the meaning of this Section 2.

         Section 3. Voting Rights. Except as otherwise provided by law or this
Article, the holders of Series A Preferred Stock shall not be entitled to vote on any matters submitted for a vote of the holders of the Corporation's common stock or of any other class of capital stock.

         FIFTH: The name and mailing address of the Sole Incorporator is as follows:

        Name                               Mailing Address
        ----                               ---------------
        Deborah M. Reusch                  P.O. Box 636
                                           Wilmington, DE  19899

         SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition,

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limitation and regulation of the powers of the Corporation and of its directors and stockholders:

              (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

              (2) The directors shall have concurrent power with the
         stockholders to make, alter, amend, change, add to or repeal the
         By-Laws of the Corporation.

              (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the
         Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

              (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii)
         for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the
         Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

              (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no
         By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not be adopted.

         SEVENTH: Meetings of stockholders may be held within or without the
State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of
Delaware at such place or places as may be designated from time to time by the
Board of Directors or in the By-Laws of the Corporation.

         EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the Corporation has caused this Restated
Certificate of Incorporation to be duly executed this 13th day of May, 2004.

                                   REVLON CONSUMER PRODUCTS CORPORATION

                                   By:      /s/ MICHAEL T. SHEEHAN
                                       ---------------------------
                                   Name: Michael T. Sheehan
                                   Title:   Vice President and Assistant
                                   Secretary